                   American Campus Communities Inc.
             Reports Third Quarter 2005 Financial Results

    AUSTIN, Texas--(BUSINESS WIRE)--Oct. 31, 2005--American Campus
Communities Inc. (NYSE:ACC) today announced the following financial results for the quarter ending September 30, 2005.

    Highlights

    --  Quarterly FFOM of $0.25 per fully diluted share.

    --  Increase in net operating income ("NOI") for same store owned off-campus properties of 4.7 percent over the third quarter
        2004 and 12.5 percent over the nine months ended September 30,
        2004.

    --  Increase in occupancy for owned off-campus portfolio to 98.8 percent for the 2005-2006 academic year, as compared to 97.4 percent for the 2004-2005 academic year.

    --  Commenced construction on the Village at Newark, an 812-bed off-campus student community serving students attending
        colleges and universities in the metro New Jersey and New York areas.

    --  Commenced construction on Callaway Villas, a 704-bed
        off-campus community serving students at Texas A&M University.

    --  Commenced third-party construction management services on a
        345-bed student community at West Virginia University.

    --  Completed phase two construction on a 320-bed third-party development at Saint Leo University in Saint Leo, Florida.

    2005 Operating Results

    Revenue for the 2005 third quarter totaled $21.9 million, up 62.6 percent from $13.5 million in the 2004 third quarter. Net loss for the quarter totaled $0.6 million, or $0.03 per fully diluted share. The third quarter is typically a weaker quarter for the company due to the seasonality of the student housing business, due primarily to the nine-month lease expirations at the company's on-campus participating properties as leases generally run concurrent with the academic year.
FFO for the quarter totaled $3.6 million, or $0.21 per fully diluted share. FFOM totaled $4.3 million, or $0.25 per fully diluted share. A reconciliation of FFO and FFOM to net income (loss) is shown on Table
3.
    NOI for same store owned off-campus properties was $3.6 million in the quarter, up 4.7 percent from $3.4 million in the 2004 third quarter. NOI for the total owned off-campus property portfolio increased 85.4 percent, to $7.1 million from $3.8 million in the comparable period of 2004, primarily due to the impact of acquired properties. For purposes of calculating property NOI, the company defines property NOI as property revenues less direct property operating expenses, excluding depreciation, unallocated corporate general and administrative expenses, and ground/facility lease expenses.
    For the nine months ended September 30, 2005, revenues totaled
$61.4 million, up 44.1 percent from $42.7 million in 2004. Net income for the year-to-date period totaled $5.8 million, or $0.41 per fully diluted share. FFO for the year-to-date period totaled $11.8 million, or $0.83 per fully diluted share, and FFOM totaled $12.4 million, or
$0.87 per fully diluted share. A reconciliation of FFO and FFOM to net income (loss) is shown on Table 3.
    "Since our IPO, we have recorded four straight quarters of year on year same store NOI growth," commented Bill Bayless, CEO and president of American Campus Communities. "This, coupled with external growth related to the commencement of construction on two new owned development assets, should set the stage for solid performance in the years ahead."

    Portfolio Update

    --  Achieved 98.8 percent fall occupancy at the company's owned off-campus portfolio for the 2005-2006 academic year.

    --  Completed construction on University Village at Sweethome, an
        828-bed owned community serving students attending SUNY
        Buffalo, which opened with 100 percent occupancy.

    --  Completed construction on the Cullen Oaks expansion project, a
        354-bed on-campus participating property at the University of
        Houston.

    Additionally, subsequent to the commencement of construction of
Callaway Villas, American Campus has started pre-leasing its 704 beds for the 2006-2007 academic year.

    Subsequent to the Quarter End

    The company has been awarded a development consulting and
construction management services contract for a proposed 323-bed project on the downtown campus of West Virginia University.
    Due to the impact of Hurricane Katrina, the commencement of construction for the third-party development at the University of New
Orleans housing project has been delayed. The University has expressed their commitment to this project moving forward, and is in the process of establishing a definitive timeline.

    2005 Outlook

    Based on the judgment and current expectations of the management team, the company is reaffirming its previously stated full-year 2005 guidance ranges of net income from $0.56 to $0.60 per fully diluted share, FFO from $1.24 to $1.30 per fully diluted share, and FFOM from
$1.15 to $1.23 per fully diluted share.
    The financial results for the year ended December 31, 2005 may be affected by: national and regional economic trends and events; the timing of acquisitions; interest rate risk; the timing of starts and completion of owned development projects; the ability and the timing of the company to be awarded and commence construction of third-party and owned development projects; the amount of income recognized by the taxable REIT subsidiary and any corresponding income tax expense.

    Supplemental Information and Earnings Conference Call

    Supplemental financial and operating information, as well as this release, are available in the investor relations section of the
American Campus Communities website,
www.americancampuscommunities.com. In addition, the company will host a conference call to discuss third quarter results and the 2005 outlook on Tuesday, November 1, 2005 at 2:00 p.m. EST (1:00 p.m. CST).
To participate by telephone, call 800-638-5439 passcode 90615265 at least five minutes prior to the call.
    To listen to the live broadcast, go to
www.americancampuscommunities.com or www.earnings.com at least 15 minutes prior to the call so that required audio software can be downloaded. Informational slides in the form of the supplemental analyst package can be accessed via the website. A replay of the conference call will be available beginning two hours after the end of the call until November 8, 2005 by dialing 888-286-8010 or
617-801-6888 pass code 49887026. The replay also will be available for
30 days at www.americancampuscommunities.com and at www.earnings.com.

    Non-GAAP Financial Measures

    As defined by NAREIT, FFO represents income (loss) before
allocation to minority interests (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated
partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude
GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of
NAREIT in its March 1995 White Paper (as amended in November 1999 and
April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other
commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.
    As noted above, FFO excludes GAAP historical cost depreciation and amortization of real estate and related assets because these GAAP items assume that the value of real estate diminishes over time.
However, unlike the ownership of our owned off-campus properties, the unique features of our ownership interest in our on-campus
participating properties cause the value of these properties to diminish over time. For example, since the ground leases under which we operate the participating properties require the reinvestment from operations of specified amounts for capital expenditures and for the repayment of debt while our interest in these properties terminates upon the repayment of the debt, such capital expenditures do not increase the value of the property to us and mortgage debt
amortization only increases the equity of the ground lessor.
Accordingly, when considering our FFO, we believe it is also a meaningful measure of our performance to modify FFO to exclude the operations of our on-campus participating properties and to consider their impact on performance by including only that portion of our revenues from those properties that are reflective of our share of net cash flow and the management fees that we receive, both of which increase and decrease with the operating measure of the properties, a measure we refer to as FFOM.

    About American Campus Communities

    American Campus Communities Inc. is one of the largest developers, owners and managers of high-quality student housing communities in the
United States. The company is a fully integrated, self-managed and self-administered equity real estate investment trust (REIT) with expertise in the design, finance, development, construction
management, leasing and management of student housing properties.
American Campus Communities owns and manages a portfolio of 25 student housing communities containing approximately 17,100 beds. Including its owned properties, the company provides management and leasing services at a total of 43 properties with more than 27,700 beds located on or near college and university campuses. Additional information is available at www.americancampuscommunities.com.

    Forward-Looking Statements

    This news release contains forward-looking statements, which express the current beliefs and expectations of management. Except for historical information, the matters discussed in this news release are forward-looking statements and can be identified by the use of the words "anticipate," "believe," "expect," "intend," "may," "might,"
"plan," "estimate," "project," "should," "will," "result" and similar expressions. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements.
    Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including risks and uncertainties inherent in the national economy, the real estate industry in general, and in our specific markets; the effect of terrorism or the threat of terrorism; legislative or regulatory changes including changes to laws governing REITS; our dependence on key personnel whose continued service is not guaranteed;
availability of qualified acquisition and development targets;
availability of capital and financing; rising interest rates; rising insurance rates; impact of ad valorem and income taxation; changes in generally accepted accounting principals; and our continued ability to successfully lease and operate our properties. While we believe these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. These forward-looking statements are made as of the date of this news release, and we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                Table 1
           American Campus Communities Inc. and Subsidiaries
                      Consolidated Balance Sheets
        (dollars in thousands, except share and per share data)

                                            September 30, December 31,
                                                2005          2004
                                            ------------- ------------
Assets                                       (unaudited)

Investments in real estate:
 Owned off-campus properties, net               $409,712     $272,450
 On-campus participating properties, net          81,750       68,064
                                            ------------- ------------
Investments in real estate, net                  491,462      340,514

Cash and cash equivalents                          5,879        4,050
Restricted cash                                    8,547        9,816
Investments in commercial paper                   31,682           --
Student contracts receivable, net                  2,284        2,164
Other assets                                      14,615       11,084
                                            ------------- ------------

Total assets                                    $554,469     $367,628
                                            ============= ============

Liabilities and stockholders' equity
Liabilities:
 Secured debt                                   $291,762     $201,014
 Accounts payable and accrued expenses             8,564        5,443
 Other liabilities                                26,275       20,294
                                            ------------- ------------

Total liabilities                                326,601      226,751

Minority interests                                 2,816        2,648

Stockholders' equity:
 Common stock, $0.01 par value, 800,000,000
  shares authorized, 17,190,000 and
  12,615,000 shares issued and outstanding
  at September 30, 2005 and December 31,
  2004, respectively.                                172          126
 Additional paid in capital                      231,253      136,259
 Accumulated (deficit) earnings
  and dividends                                   (6,777)       1,802
 Accumulated other comprehensive income              404           42
                                            ------------- ------------
Total stockholders' equity                       225,052      138,229
                                            ------------- ------------

Total liabilities and stockholders' equity      $554,469     $367,628
                                            ============= ============

                                Table 2
           American Campus Communities Inc. and Subsidiaries
                    and American Campus Predecessor
           Consolidated & Combined Statements of Operations
  (unaudited, dollars in thousands, except share and per share data)

                   Three Months Ended           Nine Months Ended
                      September 30,               September 30,
                -------------------------   -------------------------
                   2005         2004           2005         2004
                ----------- -------------   ----------- -------------
Revenues:
 Owned
  off-campus
  properties       $15,184        $8,944       $42,437     $24,659
 On-campus
  participating
  properties         3,637         3,328        12,263      11,823
 Third-party
  development
  services           2,017           537         3,994       4,738
 Third-party
  management
  services             783           535         2,055       1,307
 Resident
  services             256           114           676         114
                ----------- -------------   ----------- -------------
Total revenues      21,877        13,458        61,425      42,641

Operating
 expenses:
 Owned
  off-campus
  properties         8,386         5,254        20,395      12,457
 On-campus
  participating
  properties         2,173         2,032         6,034       5,873
 Third-party
  development
  and
  management
  services           1,609         1,330         4,646       4,121
 General and
  administrative     1,534         2,912         4,823       3,920
 Depreciation
  and
  amortization       4,269         2,619        12,143       7,150
 Ground/facility
  leases               245           302           697         664
                ----------- -------------   ----------- -------------
Total operating
 expenses           18,216        14,449        48,738      34,185
                ----------- -------------   ----------- -------------

Operating income
 (loss)              3,661          (991)       12,687       8,456

Non-operating
 income and
 (expenses):
 Interest income       396            32           498          57
 Interest
  expense           (4,319)       (4,678)      (12,761)    (13,148)
 Amortization of
  deferred
  financing
  costs               (318)         (691)         (840)       (979)
 Other
  non-operating
  income                --           371           430         371
                ----------- -------------   ----------- -------------
Total
 non-operating
 expenses           (4,241)       (4,966)      (12,673)    (13,699)
                ----------- -------------   ----------- -------------

(Loss) income
 before income
 tax benefit,
 minority
 interests, and
 discontinued
 operations           (580)       (5,957)           14      (5,243)
Income tax
 benefit                (6)          757            (6)        757
Minority
 interests             (10)           86           (85)        130
                ----------- -------------   ----------- -------------
(Loss) from
 continuing
 operations           (596)       (5,114)          (77)     (4,356)

Discontinued
 operations:
 Loss
  attributable
  to
  discontinued
  operations            --           (94)           (2)       (284)
 Gain (loss)
  from
  disposition
  of real estate        --            --         5,883         (39)
                ----------- -------------   ----------- -------------
  Total
   discontinued
   operations           --           (94)        5,881        (323)
                ----------- -------------   ----------- -------------

Net (loss)
 income              $(596)      $(5,208)       $5,804     $(4,679)
                =========== =============   =========== =============

(Loss) income
 per share --
 basic              $(0.04)       $(0.13)(a)     $0.41      $(0.13)(a)
                =========== =============   ==========  ===========
(Loss) income
 per share --
 diluted            $(0.03)       $(0.12)(a)     $0.41      $(0.12)(a)
                =========== =============   ==========  ===========
Weighted average
 common shares
 outstanding:
  Basic         17,005,462    12,290,256(a) 14,100,631  12,290,256(a)
                =========== =============   ========== ============
  Diluted       17,126,462    12,411,256(a) 14,263,981  12,411,256(a)
                =========== =============   ========== ============

(a) Represents the period from August 17, 2004, the date of the company's initial public offering through September 30, 2004.

                                Table 3
           American Campus Communities Inc. and Subsidiaries
                    and American Campus Predecessor
                      Calculation of FFO and FFOM
  (unaudited, dollars in thousands, except share and per share data)

                   Three Months Ended         Nine Months Ended
                      September 30,             September 30,
                -------------------------   -------------------------
                   2005         2004           2005         2004
                ----------- -------------   ----------- -------------
Net (loss)
 income              $(596)      $(5,208)        $5,804    $(4,679)
Minority
 interests              10           (86)            85       (130)
(Gain) loss from
 disposition of
 real estate            --            --         (5,883)        39
Real
 estate-related
 depreciation
  and
 amortization        4,153         2,653         11,823      7,218
                ----------- -------------   ----------- -------------

Funds from
 operations
 ("FFO")             3,567        (2,641)        11,829      2,448

Elimination of
 operations from
 on-campus
 participating
 properties:
  Net loss
   (income) from
   on-campus
   participating
   properties          966           967            897        909
  Amortization
   of investment
   in on-campus
   participating
   properties         (913)         (950)        (2,675)    (2,660)
                ----------- -------------   ----------- -------------
                     3,620        (2,624)        10,051        697

Modifications to
 reflect
 operational
 performance of
 on-campus
 participating
 properties:
  Our share of
   net cash
   flow(a)             245           302            697        698
  Management
   fees                167           158            588        586
  On-campus
   participating
   properties
   development
   fees(b)             253            --          1,068         --
                ----------- -------------   ----------- -------------
  Impact of
   on-campus
   participating
   properties          665           460          2,353      1,284
                ----------- -------------   ----------- -------------
Funds from
 Operations --
 modified for
 operational
 performance of
 on-campus
 participating
 properties
 ("FFOM")           $4,285       $(2,164)       $12,404     $1,981
                =========== =============   =========== =============

FFO per share --
 basic and
 diluted
  Basic              $0.21        $(0.01)(c)      $0.84     $(0.01)(c)
                =========== =============   =========== ===========
  Diluted            $0.21        $(0.01)(c)      $0.83     $(0.01)(c)
                =========== =============   =========== ===========

FFOM per share
  Basic              $0.25        $(0.02)(c)      $0.88     $(0.02)(c)
                =========== =============   =========== ===========
  Diluted            $0.25        $(0.02)(c)      $0.87     $(0.02)(c)
                =========== =============   =========== ===========

Weighted average
 common shares
 outstanding:
  Basic         17,005,462    12,290,256(c)  14,100,631 12,290,256(c)
                =========== =============   =========== ===========
  Diluted       17,174,663    12,411,256(c)  14,263,981 12,411,256(c)
                =========== =============   =========== ===========

(a) 50 percent of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Represents amounts accrued for the interim periods.

(b) Development and construction management fees related to the Cullen
    Oaks Phase II on-campus participating property, completed in
    August 2005.

(c) Share and per share amounts represent the period from August 17,
    2004, the date of the Company's initial public offering, through
    September 30, 2005.

                                Table 4
           American Campus Communities Inc. and Subsidiaries
                             2005 Outlook
  (unaudited, dollars in thousands, except share and per share data)
                       Revised 2005 Outlook (a)

                                                       Low      High
                                                    --------- --------
Net income                                            $8,450   $9,000
Minority interests                                        80       90
Gain on disposition of real estate                    (5,800)  (5,900)
Depreciation and amortization                         14,920   15,210
Amortization of acquired intangible assets             1,100    1,200
                                                    --------- --------
  Funds from operations ("FFO")                       18,750   19,600

Elimination of operations from on-campus
 participating properties                             (4,000)  (3,900)

Modifications to reflect operational performance
 of on-campus participating properties                 2,650    2,900
                                                    --------- --------
Funds from operations -- modified for operational
 performance of on-campus participating properties
 ("FFOM")                                            $17,400  $18,600
                                                    ========= ========

Weighted average common shares outstanding --
 diluted                                              15,075   15,075
                                                    ========= ========

Net income per average common share -- diluted         $0.56    $0.60
                                                    ========= ========

FFO per average common share -- diluted                $1.24    $1.30
                                                    ========= ========

FFOM per average common share -- diluted               $1.15    $1.23
                                                    ========= ========

(a) Assumes that (1) the company will complete $0 to $30 million of off-campus property acquisitions during the fourth quarter of
    2005, (2) University Village at Sweet Home and Cullen Oaks Phase
    II developments being placed into service on schedule, (3) the company will generate third-party development and management revenues from $7.5 million to $8.5 million, (4) the 2005-2006 academic year lease-up is based upon current pre-leasing and rental rate trends, and (5) the cost of Sarbanes-Oxley compliance at 2005 year-end will be approximately $0.5 million.

    CONTACT: American Campus Communities Inc., Austin
             Brian Nickel, 512-732-1000